Commission file No. 0-21150

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:
[ ] Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                       Only (as permitted by Rule 14(a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Graff Pay-Per View Inc.
                (Name of Registrant as Specified in Its Charter)
            _________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
Item 22(a)(2)of Schedule 14A.
[ ] $500 per each party to the controversy pursuant to Exchange Act
Rule 14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
_________________________________________________
(2) Aggregate number of securities to which transaction applies:
_________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
_________________________________________________
(4) Proposed maximum aggregate value of transaction:
_________________________________________________
(5) Total fee paid:
_________________________________________________
[X] Fee paid previously with preliminary materials.
 ________________________________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
_________________________________________________
(2) Form, Schedule or Registration Statement No.:
_________________________________________________
(3) Filing Party:
_________________________________________________
(4) Date Filed:
_________________________________________________

                            GRAFF PAY-PER-VIEW INC.
                                  536 Broadway
                            New York, New York 10012
                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 23, 1996

                               ------------------


     The Annual Meeting of the Stockholders (the "Annual Meeting") of GRAFF PAY-PER VIEW INC. (the "Company") will be held on Tuesday, July 23, 1996 at 10:00 a.m., at the Penn Club, 30 West 44th Street, New York, New York 10036 in the 10th Floor Banquet Room for the following purposes:

     1. To elect six Directors of the Company to serve for the ensuing year (Proposal 1);

     2. To approve the amendment of the Company's Certificate of Incorporation to change the Company's name from Graff Pay-Per-View Inc. to Spice Entertainment Companies, Inc. (Proposal 2);

     3. To approve the Company's 1995 Restricted Stock Incentive Plan (Proposal 3);

     4. To approve the amendments to the Company's 1994 and 1995 Employees' Stock Option Plans (Proposal 4);

     5. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ended
         December 31, 1996 (Proposal 5); and

     6. To transact such other business as may properly be brought before the Meeting.

     All stockholders of record on May 30, 1996 are cordially invited to attend the meeting in person. However to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the enclosed postage-prepaid envelope. Any stockholder attending the Annual Meeting may vote in person even if he or she returned a proxy.



                                          BY ORDER OF THE BOARD OF DIRECTORS





                                          DANIEL J. BARSKY
                                          SENIOR VICE PRESIDENT, GENERAL
                                          COUNSEL AND SECRETARY


New York, New York
June 24, 1996

                             GRAFF PAY-PER-VIEW INC.



- --------------------------------------------------------------------------------
                                 PROXY STATEMENT


                     FOR 1996 ANNUAL MEETING OF STOCKHOLDERS


                               PROCEDURAL MATTERS

GENERAL

         This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Graff Pay-Per-View Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on July 23, 1996 at 10:00 A.M., local time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Penn Club, 30 West 44th Street, New York, New York 10036 in the Banquet Room. The telephone number at the Penn Club is (212) 764-3550. The Company's headquarters are located at 536 Broadway, 7th Floor, New York, New York 10012, and the telephone number at that location is (212) 941-1434.

         These proxy solicitation materials were mailed on or about June 24, 1996, together with the Company's 1995 Annual Report on Form 10-K/A-1, to all stockholders entitled to vote at the Annual Meeting.

VOTING AT THE ANNUAL MEETING AND RECORD DATE

         Only holders of record of the Company's Common Stock at the close of business on May 30, 1996 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Such stockholders are entitled to cast one vote for each share of Common Stock held as of the Record Date and to vote on all matters properly submitted for the vote of stockholders at the Annual Meeting. As of the Record Date, 11,339,928 shares of the Company's Common Stock were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Share Ownership By Directors, Nominees, Principal Stockholders And Management."

QUORUM; REQUIRED VOTE

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding as of the Record Date is necessary to constitute a quorum at the Annual Meeting. A majority of the votes duly cast is required for the election of directors, to ratify the appointment of auditors and to approve Proposals 3 and 4. A majority of the outstanding shares is required to approve Proposal 2.

         Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. In determining whether a proposal which requires a majority of the duly cast shares has been approved, abstentions of shares that are entitled to vote are treated as present in person or represented by proxy, but not as voting for such proposal and hence have the same effect as votes against such proposal. Broker non-votes of shares entitled to vote are not treated as present in person or represented by proxy for purposes of voting on such proposal and hence have no effect on the vote for such proposals. Abstentions and broker non-votes are treated as having not voted for Proposal 2, which requires a majority of the outstanding shares for approval and hence have the same effect as a negative vote for Proposal 2.

PROXIES

         All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies if not revoked prior thereto. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, the proxy holders will have discretion to vote on those matters in accordance with their best judgment.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy may be revoked (i) by delivering a written notice of revocation or a duly executed proxy to the Secretary of the Company bearing a date later than the prior proxy relating to the same shares or (ii) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting.

EXPENSES OF SOLICITATION

         All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Authorized directors, officers and employees of the Company may also solicit proxies in person or by telephone, telegram, letter or facsimile. Such authorized directors, officers and employees will not be additionally compensated, but they may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation.

PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

         Stockholders may present proper proposals for inclusion in the Company's proxy materials for consideration at the next annual meeting of its stockholders by submitting their proposals to the Secretary of the Company in a timely matter. In order to be included in the Company's proxy materials for the 1997 Annual Meeting, stockholder proposals must be received by the Secretary of the Company no later than March 18, 1997, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

PROPOSAL 1
ELECTION OF DIRECTORS

GENERAL

         A board of six directors will be elected at the Annual Meeting.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If any of the nominees is unable or declines to serve as a director at the Annual Meeting, the proxy holders will vote in their discretion for a substitute nominee or will vote for a fewer number of directors as may be prescribed by the Board of Directors in accordance with the Company's by-laws. It is expected that all nominees will be available to serve as Board members. The term of office of each person elected as director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

         Two of the directors are required to be nominated pursuant to the terms of agreements with the Company. Under the terms of the Separation Agreement between the Company and Mr.Nolan (the "Nolan Separation Agreement"), the Company is obligated, except in certain circumstances, to nominate him as a director until December 31, 1998. Under the terms of Mr. Spector's employment agreement, the Company is obligated, except in certain circumstances, to nominate Mr. Spector as a director while he is employed by the Company.
Mr. Spector's employment agreement extends through August 31, 1998.

         Certain information regarding the beneficial ownership of Common Stock of each such director is set forth below at "Share Ownership By Principal Stockholders, Directors, Nominees And Management."

     INFORMATION REGARDING NOMINEES FOR DIRECTORS

         The following table sets forth the name, age and certain other information regarding the nominees for directors.



            Name                 Age                Principal Occupation and Business Experience

J. Roger Faherty                  57      CHAIRMAN OF THE BOARD OF DIRECTORS, CHIEF EXECUTIVE OFFICER AND
                                          DIRECTOR.  J. Roger Faherty has been Chairman of the Board and a
                                          Director of the Company since December 1991.  In 1991 he was elected as the Company's Chief Executive Officer.  From 1988 to
                                          1991 he was a consultant to investment bankers.  Beginning in
                                          March 1990 and until joining the Company in December 1991, he was a consultant to the Company.

Edward M. Spector                 61      CHIEF OPERATING OFFICER, PRESIDENT AND DIRECTOR. Edward M.
                                          Spector became a Director on September 1, 1995 and was elected as the Company's  Chief  Operating Officer and President on
                                          November 17, 1995.  In 1984, Mr. Spector formed Spector
                                          Entertainment Group, Inc. ("SEG") and has been SEG'S  Chairman and Chief Executive Officer since its inception.  Since
                                          September 1, 1995, SEG has been a wholly-owned subsidiary of the
                                          Company.  Mr. Spector has over 25 years of experience in the telecommunications and pari-mutuel wagering industries.

Leland H. Nolan                   49      DIRECTOR.  Leland H. Nolan  has been a Director of the Company since 1988 and from that time and until the end of 1995, held various executive positions, most recently as Vice Chairman,
                                          International Initiatives. Prior to joining the Company, he was
                                          Chairman of the Board of Orange Entertainment Company, a video production and distribution company.

Dean Ericson                      49      DIRECTOR.  Dean Ericson was elected a Director of the Company on
                                          January 24, 1994.  Mr. Ericson is co-founder and President, since 1987, of Media Management Services, Inc., a Denver-based consulting practice providing technology and business
                                          development services to selected media and telecommunications companies.  He was formerly Vice President of New Business
                                          Development, Director of Pay Television, and Manager of Special
                                          Markets at American Television and Communications Corporation.

Christopher Yates                 54      Christopher Yates is a nominee to the Board of Directors.  He has been the Chief Executive Officer of The Home Video Channel,
                                          Ltd. ("HVC") since HVC's 1989 formation.   Since the end of
                                          1994, HVC has been a wholly-owned subsidiary of the Company.
                                          Prior to 1989, he was the Chief Executive of Cabletel
                                          Communications Ltd. which was owned by the Ladbrook Group PLC and Comcast Communications Inc. and operated a fully interactive cable system in West London.  Mr. Yates is also a founding member of the Cable Television Association in the U.K. and has
                                          served in various capacities with that organization.

Rudy S. Miller                    49      Rudy R. Miller  is a nominee to the Board of Directors.  Mr.
                                          Miller has served as Chairman, President and Chief Executive
                                          Officer of Miller Management Corp., a financial consulting firm, since 1972 and of Miller Capital Corp., a venture capital, financial services and investor relations firm, since 1993.  Mr.
                                          Miller was Chairman, President and Chief Executive Officer of
                                          StatesWest Airlines, Inc. from 1986 to 1993.  That company petitioned for protection under Chapter 11 of the U.S.
                                          Bankruptcy Code in December 1992 and was dismissed by the
                                          Bankruptcy Count in September 1994.  Mr. Miller was also a member of the board of directors of American West Airlines from
                                          1982 to 1986.



COMMITTEES; BOARD MEETINGS

         The Board of Directors of the Company held five meetings during the year ended December 31, 1995. Each Director attended all of the meetings during the year ended December 31, 1995 except for Mr. Spector who joined the Board of Directors on September 1, 1995. Mr. Spector attended each of the three Board meetings held thereafter.

         In January, 1994, the Board of Directors of the Company elected an Audit Committee, a Compensation Committee and a Stock Option Committee. The Audit Committee is responsible for reviewing the activities of the Company's independent auditors (including fees, services and scope of audit), monitoring the efficacy of the Company's internal accounting controls, reviewing the Company's accounting procedures and policies and reviewing the Company's budgeting and forecasting. The Audit Committee met once during 1995 and delivered a report to the Board.

         The Compensation Committee is responsible for reviewing and establishing the compensation policy for the Company. The Compensation Committee met twice during 1995, and delivered two reports to the Board, one of which was a joint report with the Stock Option Committee.

         The Stock Option Committee is responsible for administering the Company's four employee stock option plans and for reviewing and implementing all matters with respect to the plans including granting options and setting vesting schedules and exercise prices. The Stock Option Committee also met twice during 1995 and delivered two reports to the Board, one of which was a joint report with the Compensation Committee.

     The members of each committee are currently Messrs. Small and Ericson, who are non-employee Company Directors. Messrs. Small and Ericson attended all committee meetings during 1995. Mr. Small is not standing for reelection as a member of the Board of Directors.

 .
DIRECTOR'S COMPENSATION

         The Company pays $1,000 per meeting, plus expenses and $250 per telephone conference to non-officer directors serving on its Board of Directors. The Company pays no additional compensation for officer-directors serving on its Board of Directors.


         THE BOARD RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

PROPOSAL 2

AMENDMENT OF CERTIFICATE OF INCORPORATION TO CHANGE NAME OF THE COMPANY TO SPICE ENTERTAINMENT COMPANIES, INC.

     The Board has approved and recommends stockholder approval of an amendment of the Certificate of Incorporation to change the Company's name from GRAFF PAY-PER-VIEW INC. to SPICE ENTERTAINMENT COMPANIES, INC.

         The Board believes that the Company's current name should be changed to SPICE ENTERTAINMENT COMPANIES, INC. to take advantage of the strong brand identity which the Company has developed in the SPICE brand name. SPICE and its companion pay-per-view network, THE ADAM & EVE CHANNEL, are the leading adult pay-per view television networks in North America and account for approximately one-half of the Company's revenues. The Company is most frequently associated with the SPICE brand name. The Company intends to focus on its core adult entertainment business and to further develop and exploit the recognition and awareness of the SPICE brand name.

         The reference in the Company's existing name to "pay-per-view" does not adequately describe all of its businesses which now include owning and operating domestic and European pay-per-view and premium television networks, providing telecommunications and television production services to the pari-mutuel wagering industry, licensing and distributing entertainment programming and deploying advanced video delivery systems. The Company is also expanding into new media such as CYBERSPICE, its web site on the Internet. A broader name dovetails with the restructuring of the Company's organizational structure into functional groups. A change in the Company's name will be the initial step in this organizational restructuring.

         The affirmative vote of a majority of all outstanding shares of the Company's Common Stock is required to approve the amendment of the Company's Certificate of Incorporation to change the Company's name.

         THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CHANGE OF THE COMPANY'S NAME TO SPICE ENTERTAINMENT COMPANIES, INC.

PROPOSAL 3

 ADOPTION OF  1995 RESTRICTED STOCK INCENTIVE PLAN

         On May 12, 1995, the Compensation Committee of the Board of Directors approved and the Board of Directors adopted the 1995 Restricted Stock Incentive Plan (the "Restricted Stock Plan"), subject to the approval by the Company's stockholders. The purpose of the Restricted Stock Plan is to provide incentives for those key members of management who make significant contributions to the successful operation of the Company, and to limit the financial expense to the Company for long-term incentive awards. The Compensation Committee has awarded, subject to stockholder approval of the Restricted Stock Plan, 177,000 shares of restricted Common Stock under the Restricted Stock Plan.

  SUMMARY OF THE PLAN

         The following description of the Restricted Stock Plan is qualified in its entirety by reference to the Restricted Stock Plan, a copy of which is attached as Exhibit 1.

         Participation in the Restricted Stock Plan is limited to employees of the Company who are key members of management in the opinion of the Compensation Committee. Five persons (each a "Recipient") have been selected to participate in the Restricted Stock Plan. An aggregate of 177,000 shares of restricted Common Stock ("Restricted Shares") were awarded to the Recipients, including 44,000 Restricted Shares awarded to Philip Callaghan which have been canceled as a result of the termination of his employment by the Company. The number of Restricted Shares awarded to each Recipient was based on the Recipient's salary and the market value of the Common Stock.

         The Restricted Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Stock Plan. The certificates representing the Restricted Shares are issued with a restrictive legend which indicates that the Restricted Shares are subject to the Restricted Stock Plan.

         Recipients will receive dividends, if any, as declared and paid by the Company, commencing with receipt of the Restricted Shares. Recipients may vote the Restricted Shares on matters which come before the holders of Common Stock.

         The Restricted Shares vest and the restrictions on transferability lapse in one installment after five years of continuous employment. If a Recipient's employment is terminated because of death or permanent disability, the restrictions lapse as to a pro rata portion of such Recipient's Restricted Shares, based on the period of time elapsed since the date of grant and the five year period. Restricted Shares which are returned to the Company will not be reissued.

         The restrictions on the Restricted Shares also lapse if there is a "change in control" of the Company. A change in control will be deemed to have occurred if an employee's employment by the Company is terminated after the occurrence of one of the following: (i) a majority of the Company's Common Stock is acquired by a person or group of persons acting in concert during any twelve month period; (ii) at least 25% of the Company's Common Stock is acquired by a person or group of persons acting in concert during any twelve month period and a majority of the member of the Company's Board of Directors are replaced by directors not endorsed by the prior board members or (iii) substantially all of the Company's assets are acquired by a person or group of persons acting in concert during any twelve month period.

         The Compensation Committee has full power and authority to construe, interpret and administer the Restricted Stock Plan.

         Subject to stockholder approval, the Recipients, the number of Restricted Shares awarded and the market value thereof are as follows:


          =========================== =================== =================
                  Recipient(1)         Restricted Shares   Market Value(2)
          =========================== =================== =================
          Steven Saril                      40,000            $185,000
          Richard Kirby                     36,000            $166,500
          Barry Goldberg                    30,000            $138,750
          Daniel Barsky                     27,000            $124,875
          =========================== =================== =================

1) The Compensation Committee had also awarded 44,000 Restricted Shares to Philip Callaghan, subject to stockholder approval of the Restricted Stock Plan. The Company elected not to renew Mr. Callaghan's employment agreement and his employment by the Company terminated on June 15, 1996 at which point the 44,000 Restricted Shares were canceled. Under the terms of the Severance of Employment Agreement between the Company and Mr. Callaghan, if the Company elects to rehire Mr. Callaghan during the nine months he is receiving severance payments, Mr. Callaghan's Restricted Shares will be reissued. If Mr. Callaghan is not rehired, the Company will not reissue the Restricted Shares previously held by Mr. Callaghan.

2) Fair market value of Restricted Shares on December 29, 1995 (the last trading day in 1995) based on the closing price for the Common Stock as reported on The Nasdaq National Market.

                                 -------------
The foregoing (including the 44,000 Restricted Shares issued to Mr. Callaghan which have been canceled) constitutes all of the Restricted Shares authorized under the Restricted Stock Plan.

         The Company has been advised that the federal income taxes consequences of an award of Restricted Shares under the Restricted Stock Plan are as follows:

         A Recipient of Restricted Shares will generally not recognize taxable income in the year received, nor will the Company be entitled to a deduction at that time. When the restrictions lapse (generally, after the fifth year of continuous employment), the Recipient will recognize ordinary income in an amount equal to the fair market value of the Restricted Shares at that time. The Recipient will have a tax basis in the Restricted Shares equal to the amount of ordinary income recognized and his holding period will start on the date the restrictions lapse. If a Recipient then sells the Restricted Shares, any difference between the sales price and his tax basis will be capital gain or loss, as the case may be, if the Recipient held the Restricted Shares as a capital asset. Under current law, such capital gain or loss will be long term or short term depending upon whether the Recipient has held the Restricted Shares for more than one year. Under current rules, an individual's net long term capital gains are subject to tax at a maximum rate of 28%. The Company will be entitled to a deduction in an amount equal to the income recognized by the Recipient. The Company must properly withhold income tax on the amount of such income.

         A Recipient may elect within 30 days of receipt of Restricted Shares to be currently taxed on the fair market value of the Restricted Shares at the time of receipt, determined without regard to restrictions on the Restricted Shares' transferability. In that event, the Company's deduction will be available in the year of grant in an amount equal to the income recognized by the Recipient. The Recipient's tax basis in the Restricted Shares will be equal to the ordinary income recognized and his holding period will start on the date of grant. If a Recipient making such an election subsequently forfeits the Restricted Shares, no refund will be available to the Recipient for the taxes previously paid nor will l the Company have any obligation to reimburse the Recipient.

BOARD RECOMMENDATION

         The approval of the holders of a majority of the outstanding shares of the Common Stock present at the Annual Meeting, in person or by proxy, is required for adoption of the Restricted Stock Plan. The Board recommends ratification of the Restricted Stock Plan and the grant of the Restricted Shares under the Restricted Stock Plan. The Board believes that the Restricted Stock Plan will facilitate retaining and motivating management employees of high caliber and potential and incentives their continued employment by the Company.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE RESTRICTED STOCK PLAN.

PROPOSAL 4

AMENDMENT OF  1994 AND 1995 EMPLOYEES' STOCK OPTION PLANS


         The Company's Board of Directors has amended, subject to approval of the Company's stockholders, the 1994 Employees' Stock Option Plan (the "1994 Plan") and the 1995 Employees' Stock Option Plan (the "1995 Plan") (the 1994 Plan and the 1995 Plan are collectively referred to as the "Plans"), to: (i) authorize the grant of nonqualified options under the Plans to non-employee service providers to the Company, including consultants and non-employee directors ("Non-employee Grantees"), (ii) provide that for nonqualified options granted to Non-Employee Grantees and to former employees who held such options when their employment was terminated ("Former Employees"), such options may be exercisable for such period of time as determined by the Stock Option Committee in its discretion without regard to whether such Non-employee Grantee or Former Employee is continuing to render services to the Company and (iii) permit the Stock Option Committee to vest options of Former Employees which are not vested on the date their employment by the Company is terminated and to retroactively amend the option agreements of Former Employees to extend the period of exercisability for such period of time as determined by the Stock Option Committee in its discretion without regard to whether such Former Employee is continuing to render services to the Company.


BACKGROUND FOR AMENDMENTS

         Prior to their amendment, the Plans provided that options could be granted only to Company employees and were exercisable by an employee only while employed by the Company and for 90 days thereafter. The principal purpose of the amendments to the Plans is to permit the Company to grant nonqualified options to non-employee service providers to the Company. Because it is likely that many non-employee service providers will provide services for a limited period of time and options must be granted with an exercise price equal to no less than market value on the date of grant, options granted to non-employee service providers must be exercisable for a period of time greater than 90 days after the services are rendered to have value to a prospective non-employee service provider to the Company.

         The Company has terminated several employees as part of its year end restructuring. Due to the decline in the market price of the Common Stock, most of these Former Employees held options with an exercise price in excess of the exercise price of their options. The Company has extended, subject to stockholder approval of the amendments to the Plans, the exercise period for such options as part of the package of severance benefits for certain of these Former Employees.


         The Company is also contractually obligated to seek stockholder approval for the amendments with respect to the 1994 Plan under the terms of the two Separation Agreements (the "Separation Agreements") between the Company and Messrs. Graff and Nolan who resigned as Company officers as part of the Company's restructuring undertaken at the end of 1995. Under the terms of the Nolan Separation Agreement, Mr. Nolan will be nominated as a Director of the Company, except in certain circumstances, at the 1996 Annual Shareholders' Meeting and thereafter until 1998 and will provide consulting services for no compensation for 5 years after ceasing to be a Company director. Under the terms of Mr. Graff's Separation Agreement (the "Graff Separation Agreement"), as amended, Mr. Graff determined not to stand for reelection to the Board of Directors. He will serve as a consultant for a period of time which extends for the duration of time he would have been nominated as a Director and for five years thereafter. The Company is also obligated, among other things, to amend the option agreements for their options issued under the 1992 Employees' Stock Option Plan (the "1992 Plan") and the 1993 Employees' Stock Option Plan ("1993 Plan") to clarify that such options will remain exercisable during the period while they are Company directors or consultants.

         Absent such amendments, Messrs. Graff's and Nolan's options would have been exercisable for only 90 days after their employment terminated. By amending their option agreements under the 1992 and 1993 Plans and by amending the 1994 Plan, Messrs. Graff and Nolan will able to exercise their options under the plans for at least five years from the date of their Separation Agreements and up to ten years from the date of original grant. Mr. Graff holds options under the 1994 Plan, the 1993 Plan and the 1992 Plan to acquire, respectively, 25,000, 100,000 and 328,331 shares of Common Stock. Mr. Nolan holds options under the 1994 Plan, the 1993 Plan and the 1992 Plan to acquire, respectively, 25,000, 100,000 and 577,916 shares of Common Stock. Under the Graff Separation Agreement, the Company is obligated to grant Mr. Graff options to acquire 249,585 shares of Common Stock with an exercise price of $3.875 in replacement of the options he previously exercised and which exercise was rescinded in December, 1995.

         The Company has similar obligations under the Severance of Employment Agreement with Philip Callaghan dated April 9, 1996 (the "Severance Agreement") with respect to options held by Mr. Callaghan. Mr. Callaghan was the Company's Chief Financial Officer until May 3, 1996 and holds options under the 1994 Plan and the 1993 Plan to acquire, respectively, 11,000 and 100,000 shares of Common Stock.

DESCRIPTION OF THE AMENDMENTS

         The following description of the Amended 1994 Employees' Stock Option Plan and the Amended 1995 Employees' Stock Option Plan (collectively, the "Amended Plans") is qualified in its entirety by reference to the Amended Plans, copies of which are attached as Exhibit 2 and 3. As at May 1, 1996, options to acquire 704,004 shares of Common Stock have been granted and are outstanding under the 1994 Plan and no options have been granted under the 1995 Plan.

         The permissible grantees under the Amended Plans have been expanded to include non-employee service providers to the Company, including directors and consultants ("Non-employee Grantees"). Options granted to Non-employee Grantees cannot be incentive stock options ("ISO"). The principal difference between ISO's and non-ISO's is the federal income tax treatment. In general, an ISO holder does not recognize taxable income upon exercise of an ISO but rather recognizes taxable income when the stock received upon exercise is sold. An non-ISO holder recognizes taxable income when the option is exercised.

         The Stock Option Committee is granted discretion to determine the exercise period for options granted to Non-employee Grantees and to Former Employees holding options when their employment by the Company was terminated up to a maximum of 10 years following the date of grant without regard to whether such Non-employee Grantee or Former Employee is continuing to render services to the Company. The Stock Option Committee is also granted the discretion to vest options of Former Employees which were not vested on the date their employment by the Company was terminated and to retroactively amend the option agreements of Former Employees to extend the period of exercisability following the termination of their employment without regard to whether such Former Employee is continuing to render services to the Company.

BOARD RECOMMENDATION

         The Plans were initially adopted with a view to attracting and retaining qualified employees. The Plans do not, however, afford the Company with the flexibility to grant options to non-employee service providers to the Company, such as consultants. The Board believes that it is in the Company's best interests to have this flexibility to incentivize such service providers and to permit the Company to compensate such persons with consideration other than cash.

         By agreeing, among other things, to extend the exercisability of Messrs. Graff's and Nolan's options, the Company was able to reduce its obligation to make severance payments to each of them by approximately $1.1 million over the severance payments provided for in their employment agreements in addition to other cost savings in excess of $2 million. The Company was also able to reduce its cash outlays for severance for several other employees by agreeing, subject to stockholder approval, to extend the exercise periods of their options following the termination of their employment.


     The approval of the holders of a majority of the outstanding shares of Common Stock present at the Annual Meeting, in person or by proxy, is required for approval of the amendments to the Plans.

         THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE AMENDED PLANS.

PROPOSAL 5

APPROVAL OF AUDITORS

         The Board has appointed the firm of Coopers & Lybrand L.L.P., independent public accountants, to audit the Company's financial statements for the fiscal year ended December 31, 1996, and recommends that stockholders vote for ratification of this appointment. Coopers & Lybrand L.L.P. has served as the Company's independent auditors since 1990 and has reported to the Company that none of its members has any direct financial interest or material indirect interest financial interest in the Company.

         Representatives of Coopers & Lybrand L.L.P. will be present at the meeting to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                   MANAGEMENT


SHARE OWNERSHIP BY DIRECTORS, NOMINEES, PRINCIPAL STOCKHOLDERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of Common Stock of the Company as of May 30, 1996 for the following (i) each person or entity known by the Company to be the beneficial owners of more than 5% of the outstanding shares; (ii) each of the Company's current directors and nominees,
(iii) each of the executive officers named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.



                                                              SHARES OWNED      SHARES          PERCENTAGE
                                                            (NOT INCLUDING    BENEFICIALLY       OF SHARES
        NAME AND ADDRESS OF BENEFICIAL OWNER1                  OPTIONS)          OWNED2         OUTSTANDING2
        ------------------------------------------------- ----------------- ----------------- ----------------
        J. Roger Faherty3,4                                   295,506           906,239            7.6%
        Mark Graff 5                                          381,150           706,298            6.1%
        Leland H. Nolan6,7                                    292,276           867,009            7.3%
        Edward M. Spector8                                    666,000           666,000            5.8%
        Richard Christopher Yates9 10                         371,411           376,161            3.3%
        Dean Ericson11                                                           30,000              *
        Marvin Small12                                         25,000            40,000              *
        Philip Callaghan13                                                      151,250            1.3%
        Steven Saril14                                         61,567           260,067            2.3%
        Rudy S. Miller                                                                               *
        All Directors and Executive Officers, as a          2,234,250         4,277,489           31.9%
        group (14 persons)
        ================================================= ================= ================= =================

      *  Less than 1%.

1) The business address of such persons, for purposes hereof, is c/o Graff Pay-Per-View Inc., 536 Broadway 7th Floor, New York, New York 10012.

2) Assumes exercise of options exercisable within sixty days owned by such person and the exercise of no other options or warrants.

3) Mr. Faherty disclaims beneficial ownership of the (i) 334,844 shares and 5,750 shares issuable upon exercise of outstanding options owned by his wife and (ii) 22,200 shares owned by his children.

4)    Includes 610,733 shares issuable upon exercise of outstanding options.

5) Includes 325,148 shares issuable upon exercise of outstanding options. Under the Graff Separation Agreement, the Company is obligated to grant Mr. Graff options to acquire 249,585 shares of Common Stock with an exercise price of $3.875 in replacement of the options he previously exercised and which exercise was rescinded in December, 1995.

6) Mr. Nolan disclaims beneficial ownership of the (i) 4,638 shares owned by his children and (ii) 26,313 of shares issuable upon exercise of outstanding options owned by his wife.

7)    Includes 574,733 shares issuable upon exercise of outstanding options.

8) Includes 666,000 shares owned by the Spector Revocable Family Trust of which Mr. Spector is a co-trustee and a beneficiary. Mr. Spector does not own any shares of Common Stock directly and disclaims beneficial ownership of the 85,340 shares of Common Stock owned by his children. See "Certain Transactions" for additional shares of common Stock which Mr. Spector may receive in conjunction with a reciprocal put and call which is part of the Company's acquisition of a Spector affiliate.

9) Mr. Yates disclaims beneficial ownership of 900 shares issuable upon exercise of outstanding options owned by his son.

10)   Includes 4,750 shares issuable upon exercise of options.

11)   Includes 30,000 shares issuable upon exercise of outstanding options.

12)   Includes 15,000 shares issuable upon exercise of outstanding options.

13) Includes 151,250 shares issuable upon exercise of options. Mr. Callaghan is no longer an employee.

14) Includes 40,000 Restricted Shares and 198,500 shares issuable upon exercise of outstanding options.


EXECUTIVE OFFICERS

          The biographies of Mr. Faherty, the Chief Executive Officer, and Edward M. Spector, the President and Chief Operating Officer, are set forth in "PROPOSAL 1, ELECTION OF DIRECTORS."

          Mr. Enholm was appointed as the Company's Executive Vice President and Chief Financial Officer on May 20, 1996. Mr. Enholm has been SEG's Chief Financial Officer since June, 1994. Between 1991 and 1994, he was a self-employed consultant. From 1984 to 1991 he was Executive Vice President and Chief Financial Officer of The Geneva Companies.

          Mr. Saril has been an executive officer of the Company since 1989 and is currently its Senior Vice President of Sales and Marketing. Between 1979 and 1989, he was a Director of National Accounts for Showtime Networks, Inc., an operator of cable movie networks.

         Mr. Kirby has been an executive officer of the Company since 1988 and is currently its Senior Vice President of Network Operations. Between 1985 and 1988, Mr. Kirby was Vice President of Operations for Reiss Media, which operates Request Television.

         Mr. Barsky has been an executive officer of the Company since 1995 and is currently its Senior Vice President and General Counsel and Secretary. Prior to joining the Company, he was a partner in Dornbush Mensch Mandelstam & Schaeffer, which acted as the Company's legal counsel from 1989 to 1994.

         Mr. Eric M. Spector became Senior Vice President of Business Development in November 1995. Mr. Spector has been a Director and Executive Vice President of SEG since 1991. Prior to joining SEG, he was an associate at the law firm of Brobeck, Phleger and Harrison practicing corporate law. He is the son of Mr. Edward M. Spector.

         Mr. McDonald became a Senior Vice President of New Media and Direct Markets on May 22, 1996. Mr.McDonald became a consultant to the Company in May of 1995 and an employee at the beginning of 1996. Prior to joining the Company and since 1990, he was Chairman of the Summit Investment Group, a private investment group. Prior to that he was President of National Media Corporation, a New York Stock Exchange listed company involved principally in the direct marketing business.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years ended December 31, 1995, 1994 and 1993, compensation paid by the Company for services in all capacities to the Chief Executive Officer and the four most highly compensated executive officers during 1995.

                                                  SUMMARY COMPENSATION TABLE


                   ANNUAL COMPENSATION                                          LONG-TERM COMPENSATION

                                             Other Annual                           Securities
                                               Compensa-             Restricted     Underlying     All Other
        Name and                   Salary        tion               Stock Awards     Options     Compensation
   Principal Position     Year      ($)           ($)                   ($)            (#)          12 ($)
  --------------------    ----     ------    -------------         --------------   -----------  -------------

 J. Roger Faherty        1995     421,539      64,574  1                                 8           19,909
 Chairman and Chief      1994     400,000      75,161  1                                 8           12,432
 Executive Officer       1993     337,884      71,397                                    8           13,180

 Mark Graff*             1995     421,539      45,776  2                              25,000 9        7,615
 Vice Chairman,          1994     400,000      38,431  2                                 0            8,169
 Domestic Initiatives    1993     337,884      32,772  2                             100,000          4,818

 Leland H. Nolan*        1995     421,539      46,995  3                                 8            9,765
 Vice Chairman           1994     400,000      49,687  3                                 8           16,959
 International           1993     337,884      57,656  3                                 8            9,658
 Initiatives

 Philip Callaghan*       1995     220,000      21,865  4            379,500 6           10            2,200
 Executive Vice          1994     177,115      23,256  4                                 0
 President and           1993     125,769                                               10
 Chief Financial
 Officer

 Steve Saril             1995     193,462      17,017  5                                              2,200
                                                                    345,000 7           11
 Senior Vice President   1994     177,500      23,256  5
                                                                                        11
 Sales & Marketing       1993     158,894

*  No longer a Company employee.

1) Mr. Faherty's other annual compensation included a Company provided leased automobile and payments of auto operating expenses amounting to $14,400, $24,115 and $15,713, in 1995, 1994 and 1993, respectively, and deferred compensation amounting to $36,566 each year in 1995, 1994 and 1993.

2) Mr. Graff's other annual compensation included a Company provided leased automobile and payment of auto operating expenses amounting to $27,854, $22,801 and $14,381 in 1995, 1994 and 1993, respectively and deferred compensation amounting to $9,092 each year in 1995, 1994 and 1993.
     Mr. Graff resigned as an executive officer effective December 31, 1995.

3) Mr. Nolan's other annual compensation included a Company provided leased automobile and payment of auto operating expenses amounting to $14,716, $11,051 and $14,585 in 1995, 1994 and 1993, respectively and deferred compensation amounting to $26,013, $26,013 and $26,013 for 1995, 1994 and 1993. Mr. Nolan resigned as an executive officer effective
     December 31, 1995.

4) Mr. Callaghan's other annual compensation consists of auto operating expenses amounting to $8,500 in 1995 and $12,000 in 1994 and premiums paid on a long-term disability policy amounting to $6,548 in 1995 and $4,002 in 1994 and Company paid medical benefits of $6,817 in 1995 and $7,254 in 1994. The Company elected not to renew Mr. Callaghan `s employment agreement and his employment by the Company terminated on June 15, 1996 pursuant to the terms of the Severance Agreement.

5) Mr. Saril's other annual compensation consists of auto operating expenses amounting to $8,500 in 1995 and $12,000 in 1994 and premiums paid on a long-term disability policy amounting to $2,241 in 1995 and $2,060 in 1994 and Company paid medical benefits of $6,276 in 1995 and $7,254 in 1994.

6)   Mr. Callaghan, subject to stockholder approval, received 44,000
     Restricted Shares on May 12, 1995 at a market value of $8.63 per share. On January 2, 1996, the Restricted Shares had a market value of $220,000. Mr. Callaghan's employment with the Company terminated on May 16, 1996. Under the terms of the Severance Agreement, his Restricted Shares were canceled but will be reissued if Mr. Callaghan is rehired by the Company during the nine month period that the Company is paying him severance.

7)   Mr. Saril, subject to stockholder approval, received 40,000
     Restricted Shares on May 12, 1995 at a market value of $8.63 per share.

8) Messrs. Faherty and Nolan's securities underlying options include 249,585 options granted in December 1995 in replacement of the identical number of options which were granted in 1991, exercised in April 1995 and whose exercise was rescinded in December, 1995. Each of Messrs. Faherty and Nolan were also granted 25,000 options in May 1995 under the 1994 Employee Stock Option Plan. Pursuant to a repricing of options, these 25,000 options were canceled and replaced by a like amount of options in December 1995. As part of this repricing, 100,000 options previously granted to Messrs. Faherty and Nolan in 1993 under the 1993 Employer Stock Options were canceled and replaced by a like amount of options in December 1995. Mr. Faherty was also granted 36,000 options in 1993 under the 1992 Stock Option Plan. Refer to the ten year option repricing schedule for additional details.

9) Mr. Graff exercised options to acquire 249,585 shares of the Company's Common Stock in April 1995. In December 1995, Mr. Graff rescinded the exercise of these options.

10) Mr. Callaghan's securities underlying options include 11,000 options granted in May 1995 under the 1994 Stock Option Plan. Pursuant to a repricing of options, these options were canceled and replaced by an identical number of options in December 1995. As part of this repricing, 100,000 options previously granted to Mr. Callaghan in 1994 were canceled and replaced by an identical number of options in December 1995. Under the terms of the Severance Agreement, Mr. Callaghan will render consulting services to the Company for three years following the termination of his employment which occurred on May 16, 1996. Mr. Callaghan's options will remain exercisable, subject to stockholder approval of Proposal 4, while he is rendering consulting services to the Company and for 90 days thereafter.

11) Mr. Saril's securities underlying options include 10,000 options granted in May, 1995 under the 1994 Stock Option Plan. Pursuant to a repricing of options, these options were canceled and replaced by an identical number of options in December 1995. As part of this repricing, 50,000 options previously granted to Mr. Saril in 1994 were canceled and replaced by an identical number of options in December 1995.

12) All other compensation consists of premiums paid on Company provided life insurance policies and/or employer contributions to Company's 401(k) Plan.

EMPLOYMENT AGREEMENTS

         Mr. Faherty is employed by the Company as its Chairman and Chief Executive Officer pursuant to an Employment Agreement effective January 11, 1992 which was amended effective as of January 1, 1996. Under the most recent amendment to the agreement, Mr. Faherty's base salary was decreased from $420,000 to $350,000, with any adjustments determined annually. The agreement has a six year term, subject to automatic renewal for additional five year terms if not terminated each year. Under the most recent amendment, the agreement provides for loans from the Company of up to $215,000 exclusive of accrued interest. The loan has a maturity date of December 31, 1996 and bears interest at the same rate the Company is paying its principal lender. The agreement also provides for annual retirement benefits of not less than $100,000 (implemented by the deferred compensation agreement described below) and provides for other benefits including reimbursement for automobile costs. Mr. Faherty has waived his rights to a reimbursement for automobile costs.

         On October 1, 1992, the Company entered into deferred compensation agreements with Messrs. Faherty, Graff and Nolan. Under the agreements the Company is obligated to provide for retirement benefits at or after reaching the age of 65 and also provide for early retirement benefits. Upon retirement each executive will receive from the Company a total of 180 monthly payments which will provide a benefit of $100,000 per annum. Upon early retirement the executive will receive maximum benefits of $95,000 or a minimum of $50,000 annually upon retirement on or after age 55 but before the age of 65. Upon the death of the executive prior to the age of 65, but after the age of 55, the executive's beneficiary will receive maximum annual benefits of $95,000 or a minimum benefit of $50,000 payable monthly. Because of the termination of Messrs. Graff and Nolan's employment before age 55, the Company is no longer obligated to provide them with retirement benefits.

         Mr. Spector is employed by the Company as a Director and Senior Executive Officer of SEG pursuant to an employment agreement effective September 1, 1995 and expiring on August 31, 1998. He is currently serving as President and Chief Operating Officer of the Company. The agreement provides for a base salary of $350,000, with annual increases of not less than 5%. The parties have agreed to negotiate in good faith an extension to the employment agreement during the third year of employment. During the term of employment, he shall be nominated as a member of the Board of Directors of the Company if he, his family members, and affiliated trusts own an aggregate of at least 400,000 shares of the Company's Common Stock.

         Effective January 1, 1996, Messrs. Graff and Nolan resigned as executive officers of the Company and entered into Separation Agreements which terminated their Employment Agreements. Each of Messrs. Graff and Nolan will receive severance of $350,000 per annum payable in equal installments during the period January 1, 1996 through December 31, 1998. In both cases, the severance was less than that provided for in their employment agreements. In the event the Company completes financing in excess of $20 million, each individual may require prepayment of their severance payments. Both individuals have loans outstanding with the Company which are required to be repaid during 1997 in equal monthly installments.

         Mr. Callaghan was employed by the Company as its Executive Vice President and Chief Financial Officer pursuant to an employment agreement effective September 1, 1993, for a three-year term. This agreement was terminated on May 16, 1996 and Mr. Callaghan and the Company entered into a Severance of Employment Agreement which provides for, among other things, nine months of severance.

         Each of the employment and separation agreements described above prohibits the executive from competing with the Company for a specified period after termination of employment.

OPTION REPRICINGS, GRANTS AND  EXERCISES

         In April 1995, Messrs. Faherty, Nolan and Graff, executive officers, each exercised 249,585 options to acquire Common Stock at $0.8333 per share to generate a tax deduction for the Company. The exercise price was paid by delivery of promissory notes. In November 1995 when it was clear that the Company would suffer a loss for 1995 and did not need the tax deduction, the Stock Option Committee granted the executive officers the right to rescind the option exercised. The rescission resulted in the return to the Company of the Common Stock purchased upon exercise of the options and cancellation of the promissory notes issued upon exercise of the options. The options were returned to Messrs. Faherty and Nolan under the same terms and conditions except such options have an exercise price of $3.875 per share. The exercise price of the replacement options was more than $3.00 greater than the exercise price of the original options. Under the Graff Separation Agreement, the options exercised by Mr. Graff will be returned to him in June, 1996 under the same terms and conditions except such options will have an exercise price of $3.875.

         Due to the decline in the market price of the Company's Common Stock in the second half of 1995, the exercise price of most employee options exceeded the market price of the stock. To maintain the incentive which underlies options granted to employees, the Company's Stock Option Committee elected to reprice all options held by all persons who were active employees or consultants on November 17, 1995. The repricing took effect on December 11, 1995. These included options held by Messrs. Faherty Graff, Nolan and Callaghan which are set forth in the following table.


                                                                                                         LENGTH OF
                                             NUMBER OF      MARKET                                       ORIGINAL
                                            SECURITIES      PRICE OF       EXERCISE                      OPTION
                                            UNDERLYING      STOCK AT       PRICE AT         NEW        REMAINING
                                              OPTIONS       TIME OF        TIME OF        EXERCISE      AT DATE
                                             REPRICED       REPRICING      REPRICING       PRICE          OF
           NAME                  DATE           (#)            ($)            ($)           ($)      REPRICING (YEARS)
- -----------------------       ---------    ------------    -----------     ----------    ---------   -----------------

J. Roger Faherty               12-11-95       36,000          3.875          5.000          3.875       7.1
Chairman and Chief             12-11-95      100,000          3.875          9.000          3.875       7.5
Executive Officer              12-11-95       25,000          3.875          8.625          3.875       9.5


Leland H. Nolan*
Vice Chairman
International                  12-11-95      100,000          3.875          9.000          3.875       7.5
Initiatives                    12-11-95       25,000          3.875          8.625          3.875       9.5


Philip Callaghan*
Executive Vice President       12-11-95      100,000          3.875          8.000          3.875       7.7
and Chief Financial            12-11-95       11,000          3.875          8.625          3.875       9.5
Officer


Steven Saril
Senior Vice President,         12-11-95       50,000          3.875          7.750          3.875       8.0
Sales and Marketing            12-11-95       10,000          3.875          8.625          3.875       9.5


*  No longer a Company employee.

         The following table sets forth stock options that the Company granted or repriced to the named executive officers during 1995.



                                                                                             Potential Realizable
                                                                                                    Value
                                                                                              at Assumed Annual
                                                                                                    Rates
                                                                                                of Stock Price
                                                                                               Appreciation for
                                                                                                    Option
                                       Individual Grants                                             Term
- -----------------------------------------------------------------------------------------------------------------

                         Number of         % of Total
                         Shares of           Options
                       Common Stock         Granted to   Exercise
                        Underlying          Employees      or Base
                          Options           in Fiscal     Price                           5%         10%
         Name           Granted (#)            Year       ($/Sh)     Expiration Date     ($)         ($)
- --------------------- ---------------     ------------- ------------ ----------------- ---------    -----------
J. Roger Faherty 1      249,585  2           17.30         3.875         02/21/02       339,499       773,632
                         36,000  5            2.50         3.875         02/01/03        57,558       134,427
                        100,000  5            6.93         3.875         06/16/03       169,855       400,720
                         25,000  3            1.73         3.875         05/12/05        60,924       154,394


Mark Graff               25,000  3            1.73         8.625         05/12/05       135,605       343,651

Leland H. Nolan 1       249,585  2           17.30         3.875         02/21/02       339,499       773,632
                        100,000  5            6.93         3.875         06/16/03       169,855       400,720
                         25,000  3            1.73         3.875         05/12/05        60,924       154,394

Philip Callaghan 1       11,000  3            0.76         3.875         05/12/05        26,807        67,933
                        100,000  4            6.93         3.875         10/01/03       196,772       476,791

Steven Saril             10,000  3            0.69         3.875         05/12/05        24,370        61,758
                         50,000  4            3.47         3.875         01/26/04       121,848       308,788


1) Does not include options to purchase Common Stock that were granted and subsequently canceled in 1995 as part of a repricing of options.

2) In April 1995, Messrs. Faherty, Nolan and Graff, executive officers, each exercised options to purchase 249,585 shares of Common Stock at $.8333 per share. In December, 1995, the Company allowed the three executive officers to rescind the exercise of the original options. On December 11, 1995, the Company returned to Messrs. Faherty and Nolan the options previously exercised by them with options with the same terms except the exercise price of such options was $3.875 per share. The Graff Separation
      Agreement requires that the Company issue to Mr Graff options to purchase 249,585 shares of Common Stock with an exercise price of $3.875, in replacement of the options previously exercised.

3) Such options are exercisable in four equal annual installments commencing May 13, 1996, one year after the effective date of the grant. The options were granted on May 12, 1995 as part of the 1994 Employee Stock Option Plan and repriced on December 11, 1995 at $3.875. Refer to the ten year option repricing schedule for additional details on repricing.

4) The options were granted in September, 1993 and repriced at $3.875 on December 11, 1995. The options are all currently exercisable.

5) Such options were granted in 1993 and are currently exercisable. Thirty-six thousand (36,000) to Mr. Faherty from the 1992 plan and 100,000 to each of Messrs. Faherty and Nolan from the 1993 Plan, all of which were repriced in December, 1995.

6) The options were granted in 1994 and repriced at $3.875 on December 11, 1995. The options are all currently exercisable.

         The following table sets forth the aggregate option exercises in the last fiscal year and the year end option values.


                                                             Number of Securities
                                                                  Underlying         Value of Unexercised
                                                             Unexercised Options     In-the-Money Options
                                                                at FY-End (#)            at FY-End ($)
                                                             -------------------    ---------------------
                        Shares Acquired
                           on Exercise     Value Realized     Exercisable/           Exercisable/
         Name                   (#)              ($)          Unexercisable          Unexercisable(1)
- ----------------------- ----------------  -----------------  -------------------    ---------------------
J. Roger Faherty 2            None              None            461,716                2,308,580
                                                                277,200                1,386,000
Mark Graff 2                  None              None            176,131                  880,655
                                                                277,200                1,386,000
Leland H. Nolan 2             None              None            425,716                1,128,580
                                                                277,200                1,386,000
Philip Callaghan              None              None            112,000                  560,000
                                                                 11,000                   55,000
Steven Saril                  None              None            146,000                  730,000
                                                                 10,000                   50,000

1) Based on the last trade price on January 2, 1996 of $5.00 quoted by The Nasdaq National Market.

2) In April 1995, Messrs. Faherty, Nolan and Graff, executive officers, each exercised options to purchase 249,585 shares of Common Stock at $.8333 per share. In December, 1995, the Company allowed the three executive officers to rescind the exercise of the original options. On December 11, 1995, the Company returned to Messrs. Faherty and Nolan the options previously exercised by them with options with the same terms except the exercise price of such options was $3.875 per share.

401(K) TAX DEFERRED SAVINGS PLAN

         Effective January 1, 1993, all qualified employees, including the executive officers, are eligible to participate in the Company's 401(k) Tax Deferred Savings Plan (the "401(k) Plan"). Under the 401(k) Plan, each employee may, at his or her option, elect to defer (and contribute to the Plan) up to 15% of his or her salary. At its discretion, the Company may elect to contribute a percentage of the contributions of the employees. Contributions to the 401(k) Plan shall be invested as determined by the Plan trustees, Messrs. Faherty, Spector and Barsky. The trustees have retained Nationwide Services Company to invest the 401(k) Plan funds.

COMPENSATION AND STOCK OPTION COMMITTEE REPORT

         Marvin Small and Dean Ericson, non-employee directors of the Company, are the Compensation and Stock Option Committees' (the "Committees") members. Mr. Small has determined not to stand for reelection to the Board at the 1996 Annual Stockholders' meeting. The Committees establish the Company's compensation policy and believe that executive compensation should:

         provide motivation to achieve strategic goals by tying executive compensation to Company performance;

         provide compensation reasonably comparable to that offered by other companies in the same industry as the Company and of similar size and profitability to attract qualified executives; and

         provide long term incentives to tie the executive to the long term interests of the Company's stockholders.

         In early 1995, the Compensation Committee received a recommendation for a compensation program for key executives and employees based on the foregoing principles. The proposal recommended annual grants of stock options to key executives and employees, performance-based cash bonuses tied to the performance of the key executives and the price of the Company's Common Stock and the grant of restricted stock to key executives which provides for vesting after five years of continuous employment. The proposal was adopted in large part by the Compensation Committee, subject to stockholders' approval for the restricted stock grant.

         As a result of the Company's financial position and performance during the second half of 1995, the Committees determined that there would be no year end salary adjustments for the Chief Executive Officer, J. Roger Faherty, the Vice Chairmen Mark Graff and Leland Nolan and the Chief Financial Officer, Philip Callaghan. The Committees later determined to reduce Mr. Faherty's salary and the Committees accepted the resignations of Messrs. Graff and Nolan as officers. Messrs. Graff and Nolan entered into Separation Agreements which terminated their employment agreements and provide significantly less severance than that provided for in their employment agreements. The Committee also eliminated executive prerequisites and established a schedule for the repayment of loans previously made by the Company to Messrs. Faherty, Nolan and Graff.

         The Committees also endorsed the termination of the employment of several executives who had worked in the Company's international, hotel/motel, television and movie production and other initiatives as part of the Company-wide restructuring and adopted other cost saving measures designed to reduce the Company's cash outlays for salary and other employee benefits. The Committees has also instituted a hiring freeze.

         Due to the decline in the market price of the Company's Common Stock in the second half of 1995, the exercise price of most employee options exceeded the market price of the stock. To maintain the incentive of options granted to employees, the Stock Option Committee elected to reprice options held by all persons who were active employees or consultants on November 17, 1995. The repricing took effect on December 11, 1995. The options repriced under the 1992 Stock Option Plan included 36,000 options granted to Mr. Faherty. The options repriced under the 1993 Plan included 100,000 options granted to Mr. Callaghan and 100,000 options issued to each of Messrs. Faherty and Nolan. The options repriced under the 1994 Plan included 11,000 options granted to Mr. Callaghan and 25,000 options issued to each of Messrs. Faherty and Nolan. Mr. Graff's options were not repriced.

         The Committees have elected to not make any determinations as to compensation programs for 1996 until the affects of the executive terminations and the restructuring can be analyzed and the Company's position is stabilized. Once this occurs, the Committees will again review the Company's compensation programs to assure such programs are consistent with the overriding objective of increasing stockholder value.

MARCH 29, 1996                                           MARVIN SMALL
                                                         DEAN ERICSON

PERFORMANCE GRAPH

                  The graph below compares the cumulative total stockholder return on the Common Stock for the period from August 31, 1992 to December 31, 1995 with the cumulative total return on the Nasdaq Stock Market-United States Index and a peer group1 of comparable companies (the "Peer Group") selected by the Company over the same period (assuming the investment of $100 in the Common Stock, the Nasdaq Stock Market-United States Index and the Peer Group on August 31, 1992 and the reinvestment of all dividends).

[GRAPHIC OMITTED]
   The following table is an Edgar representation of the data points used in the printed graphic presentation:

                                           CUMULATIVE TOTAL RETURN
                                                   SUMMARY

                                     -------------------------------------
                                      9/92    1992    1993    1994   1995

   GRAFF PAY-PER-VIEW INC.             100      242    325     450    185

   PEER GROUP                          100      119    229     172    386

   NASDAQ STOCK MRKT - UNITED          100      118    136     133    188
   STATES




- --------
1 The peer group comprises those companies which compete against the Company in the interactive television and pay-per-view industries. None of the companies in the peer group is fully comparable with the Company's business. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average. The members of the peer group are as follows: Macromedia, Inc., Hypermedia Communications, Lodgenet Entertainment Corp., Interfilm Inc., Iwerks Entertainment Inc., Creative Program Tech Venture, Videotron Group Ltd., Actv Inc., NTN Communications Inc., Interactive Network Inc., Playboy Enterprises Inc., and Spi Holding Inc.

MISCELLANEOUS

COMPENSATION INTERLOCKS AND INSIDER PARTICIPATION

         Since 1994, recommendations relating to executive compensation have been made by the Company's Compensation Committee to the Board of Directors. The Compensation Committee members are Messrs. Small and Ericson, non-employee Directors of the Company. Mr. Small is not standing for reelection as member of the Board of Directors.

FILINGS WITH SECURITIES AND EXCHANGE COMMISSION

         Section 16(a) of the Securities Exchange Act of 1934 requires that officers, directors and 10% stockholders of the Company file reports of their ownership with the Securities and Exchange Commission. No officer or director was late with their filings, other than Messrs. Small, Ericson, Faherty, Graff and Nolan and Mr. Eric M. Spector.

CERTAIN TRANSACTIONS

         Messrs. Graff, Faherty and Nolan each exercised options to acquire 249,585 shares of Common Stock in April 1995. As provided for in the options, each of the three individuals paid the exercise price in excess of the par value of $205,491 by a note bearing interest at 6.69%, compounded semi-annually and due on December 31, 1995. In November 1995, when it was clear that the Company would suffer a loss for 1995 and did not need the tax deduction, the Stock Option Committee granted the executive officers the right to rescind the option exercised. The rescission resulted in the return to the Company of the Common Stock purchased upon exercise of the options and cancellation of the promissory notes issued upon exercise of the options. The options were returned to Messrs. Faherty and Nolan under the same terms and conditions except such options have an exercise price of $3.875 per share.

         On August 31, 1995, the Company acquired, by merger, SEG in exchange for 700,000 shares of Common Stock. The Spector Family Trust, of which Mr. Spector is a trustee and beneficiary, and Mr. Spector's children were the sole SEG shareholders prior to the merger. As part of this transaction, the former SEG shareholders granted the Company an option to acquire all the outstanding stock of United Transactive Services, Inc. ("UTI") for a formula determined number of Company shares. The UTI shareholders may put the UTI shares to the Company in certain circumstances for a minimum of 100,000 shares of Common Stock.

OTHER MATTERS

         The Board of Directors know of no other matters to be submitted to the Meeting. If any other matters properly come before the Meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board my recommend.


                                                       THE BOARD OF DIRECTORS



New York, New York

Dated: June 21, 1996